                                      AMENDMENT
                                          TO
                                   CREDIT AGREEMENT


         THIS AMENDMENT (the "Amendment") dated as of December 23, 1996, is made and entered into among SIGNATURE FINANCIAL/MARKETING, INC. (the "Borrower") and the banks listed on the signature pages hereof (herein, together with their respective successors and assigns, collectively called the "Banks" and individually called a "Bank").

         WHEREAS the Banks are parties to that certain Credit Agreement dated as of September 27, 1996, as amended and restated as of October 21, 1996 (the "Credit Agreement"), among Signature Financial/Marketing, Inc., various Banks, The Bank of New York as Documentation Agent, and The Bank of Nova Scotia, as Administrative Agent; and

         WHEREAS the Borrower and the Banks desire to amend the Credit Agreement in certain respects;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                      AMENDMENTS

         1.1 SECTION 1.1 of the Credit Agreement is hereby amended so that the following definition shall read in its entirety as follows:

         "MATURITY DATE" means the earlier to occur of: (a) August 29, 1997; and (b) the date on which the Obligations are due and payable in accordance with the provisions of this agreement.

         1.2 SECTION 2 of the Credit Agreement is hereby amended by adding the following SECTION 2.11 thereto:

         2.11 MANDATORY PREPAYMENTS. Following receipt by the Borrower or any Subsidiary of any net cash proceeds from any sale, transfer or disposition or sale of any asset for which consent is required under SECTION 7.2 or which is otherwise outside the ordinary course of business, the Borrower shall make a mandatory prepayment of the Loans, such prepayment to be equal to the amount of such Net Proceeds or the aggregate unpaid principal amount of all Loans then outstanding, whichever is less. Each prepayment pursuant to this

    SECTION 2.11 shall be made within 3 Business Days of the date upon which the amount of the net cash proceeds which have not theretofore been applied by the Borrower to prepayments under this Agreement shall equal or exceed $1,000,000. Sales or transfers pursuant to SECTION 7.2(c) or 7.2(e) shall not be subject to this SECTION 2.11 regardless of whether such sales or transfers are in or outside the ordinary course of business.

         1.3 SECTION 7.4(i) of the Credit Agreement is amended by substituting "$65 million" for "$30 million".

         1.4 SECTION 8.1(f) of the Credit Agreement is hereby corrected by replacing in lines 21 and 22 the phrase "of such Indebtedness" with the word "thereof".


                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Agents and the Banks as follows:

         2.1 NO DEFAULT. No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

         2.2  DUE EXECUTION.   The execution, delivery and performance of this
Amendment, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any governmental approval which has not been previously obtained (and each such governmental approval that has been previously obtained remains effective), (iv) do not and will not contravene or conflict with any provision of law, or of any judgment, decree or order, or of the Borrower's charter or by-laws, and (v) do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement binding upon the Borrower, any Subsidiary or any of their respective properties.

         2.3 VALIDITY. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.


         2.4 CREDIT AGREEMENT. All representations and warranties of the Borrower contained in SECTIONS 5.1, 5.2, 5.3, 5.4, 5.6, 5.8, 5.11, 5.13, 5.14,
and 5.18 of the Credit Agreement are true and correct as of the date hereof with the same effect as though made on the date hereof.

                                     ARTICLE III

                                       GENERAL

         3.1 EXPENSES. The Borrower agrees to pay all fees and expenses of McDermott, Will & Emery as counsel to the Documentation Agent and the Administrative Agent in connection with the preparation, execution and delivery of this Amendment.

         3.2 EFFECTIVENESS. This Amendment shall become effective on the date on which, the Documentary Agent shall have received counterparts of this Amendment whether on the same or different counterparts, executed by the Borrower and the Required Banks (or in the case of any Bank as to which an executed counterpart shall not have been so received, telegraphic, telefax, telex or other written confirmation of execution of a counterpart hereof by such
Bank).

         3.3 DEFINITIONS. Except as otherwise herein specifically defined, all the capitalized terms contained herein shall have the meaning ascribed to such terms in the Credit Agreement.

         3.4 REAFFIRMATION. Except as hereinabove expressly provided, all the terms and provisions of the Credit Agreement shall remain in full force and effect and all references therein and in any related documents to the Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

         3.5 SUCCESSORS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         3.6 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

         3.7 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

         Delivered at Chicago, Illinois as of the day, month and year first above written.

                                       SIGNATURE FINANCIAL/MARKETING, INC.


                                       By: /s/ G. Joseph Reddington
                                          -------------------------------------
                                       Name:   G. Joseph Reddington




ACCEPTED AND APPROVED:


THE BANK OF NEW YORK, in its
individual capacity and in its
capacity as Documentation Agent


By: /s/ Michael Flannery
   -------------------------------------
Name:   Michael Flannery


THE BANK OF NOVA SCOTIA, in its
individual capacity and in its
capacity as Administrative Agent


By: /s/ J.H. Youssef
   -------------------------------------
Name:   J.H. Youssef

GUARANTY REAFFIRMED:

MONTGOMERY WARD & CO., INCORPORATED


By: /s/ Douglas V. Gathany
   -------------------------------------
Name:   Douglas V. Gathany


CREDIT CARD SENTINEL, INC
ISS AGENCY, INC.
MONTGOMERY WARD CLUBS, INC.
MONTGOMERY WARD ENTERPRISES, INC.
SIGNATURECARD, INC.
MONTGOMERY WARD FINANCIAL
CENTER, INC.
MONTGOMERY WARD AGENCY, INC.
NATIONAL DENTAL SERVICE, INC.
SIGNATURE DIRECT, INC.
SIGNATURE INVESTMENT ADVISORS,
INC.
AMOCO MOTOR CLUB, INC.

By: /s/ G. Joseph Reddington
   -------------------------------------
Name:   G. Joseph Reddington